Exhibit 99.1

Vapir Appoints Experienced Engineering Executive to Board

SAN JOSE, CA – July 7, 2015 – Vapir Enterprises, Inc. (OTCQB: VAPI) (www.vapir.com) (“Vapir” or the “Company”), a developer and manufacturer of revolutionary, state-of-the-art, and user friendly medical-grade vaporization devices, appointed Robert Duncan to its board of directors.

Duncan brings over 25 years of executive engineering and operations experience to Vapir, including expertise in product development and engineering processes. Duncan’s previous positions include VP of Operations for a desktop virtualization company; CTO and VP of Engineering for an alternative energy/hydrogen fuel cell company; VP of Engineering at a server-based computing company; and Executive VP of the commercial business unit at a global contract manufacturer. His experience spans both startups and Fortune 500 companies, where he has led the development of consumer, medical, and military products. Duncan holds several patents and received a B.S. in Physics from San Jose State University.

“We’re very pleased to welcome Robert to our board,” stated Hamid Emarlou, Chairman and CEO of Vapir. “He brings a wealth of experience to our team that will prove invaluable as we move forward on our growth plans in the coming quarters, including the launch of our newest Prima portable vaporizer.”

About Vapir Enterprises

Vapir Enterprises invents, develops, and manufactures revolutionary, state-of-the-art and user friendly medical-grade vaporization devices. In utilizing its various issued and pending patents, the Company’s vaporizers extract active ingredients from source material by a unique and proprietary process, delivering high quality natural vapor for the best user experience. Vapir has sold hundreds of thousands of units globally since its initial launch in 2006. Learn more at www.vapir.com.

Forward-Looking Statements

Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans; (ii) trends affecting the company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; and (iv) the risk factors disclosed in the Company's periodic reports filed with the SEC. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the company's Form 10-K previously filed with the SEC.

Contact:

Michael Sullivan

RedChip Companies, Inc.

Tel: 1-800-RED-CHIP (733-2447), ext. 115

Email: michael@redchip.com